Exhibit 99.1

SigmaTron International, Inc. Reports Third-Quarter Financial Results
                         for Fiscal Year 2007


    ELK GROVE VILLAGE, Ill.--(BUSINESS WIRE)--March 13,
2007--SigmaTron International, Inc. (NASDAQ:SGMA), an electronic manufacturing services company, today reported revenues and earnings for the third quarter ended January 31, 2007.

    Revenues increased to $44.6 million for the third-quarter fiscal year 2007 from $34.1 million for the same quarter in the prior year. Net income decreased to $76,572 in the 2007 period compared to $278,176 for the same period in the prior year. Basic earnings per share and diluted earnings per share for the quarter ended January 31, 2007, were $0.02, compared to $0.08 and $0.07 respectively, for the same quarter in fiscal 2006.

    For the nine months ended January 31, 2007, revenues increased to $126.4 million compared to $90.3 million for the same period ended January 31, 2006. Net income for the 2007 period was $1,043,252, compared to $1,664,575 for the same period in the prior year. Basic and diluted earnings per share for the nine months ended January 31, 2007, were $0.28 and $0.27 respectively, compared to $0.44 and $0.40, respectively for the nine months ending January 31, 2006.

    Commenting on SigmaTron's third-quarter and nine-month results, Gary R. Fairhead, President and Chief Executive Officer, said, "Our third quarter results are disappointing. Revenue has continued to increase significantly, but operating income has remained flat and the costs of financing our working capital requirements has contributed towards eroding our profits. In general, we continue to face pricing pressures from our customers, increasing raw material costs driven primarily by increases in commodities such as copper and oil, and increasing operating expenses and costs. We are examining ways to combat these trends.

    "During the third quarter, we continued to perform well at our Elk Grove Village, Illinois, Acuna, Mexico and Wujiang, China operations. Operating income margins at each of these locations were reasonable but continue to have pressure on them.

    "However, our problems at our Hayward, California and Tijuana, Mexico operations continue. Our transition of low volume, high mix, medium complexity box builds to Tijuana has proven more difficult than I anticipated for both operations. We are focused on correcting those problems and we are slowly making progress. I am convinced that we must have this skill set as a part of our profile to succeed long term in North America, but getting there has been challenging and has negatively affected our financial performance.

    "In conjunction with the pricing pressures we have seen, we have also started to see a general softening in customer demand across many of the markets we serve. It has not been dramatic, but given our third quarter results it does not bode well for the Company's fourth quarter.

    "While much of the news contained here is negative, we still believe that we are well-positioned for the future because of our footprint. I expect to see business opportunities grow for our Mexican and Chinese operations while we increase our skill sets in those locations. Our domestic operations have opportunities as well, as we continue to refine their capabilities as described above. As we go through these transitions, our financial results will continue to be negatively affected, but these transitions must be successfully completed if we are to reverse our current trends."

    Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Acuna and Tijuana, Mexico, Hayward, California and Suzhou-Wujiang, China. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Taipei, Taiwan.

    Note: This press release contains forward-looking statements. Words such as "continue," "anticipate," "will," "expects," "believe," "plans," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of SigmaTron (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business including our continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from our customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of our operating results; the variability of our customers' requirements; the availability and cost of necessary components and materials; the Company's ability to continue to produce products that are in compliance with the European Standard of "Restriction of Use of Hazardous Substance ("RoHS"); the ability of the Company and our customers to keep current with technological changes within our industries; regulatory compliance; the continued availability and sufficiency of our credit arrangements; changes in U.S., Mexican, Chinese or Taiwanese regulations affecting the Company's business; the continued stability of the U.S., Mexican, Chinese and Taiwanese economic systems, labor and political conditions; and the ability of the Company to manage its growth, including its expansion into China and its integration of the Able operation acquired in July 2005. These and other factors which may affect the Company's future business and results of operations are identified throughout the Company's Annual Report on Form 10-K and risk factors and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of this press release and the Company undertakes no obligation to update such statements in light of future events or otherwise.


CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 Three Months  Three Months  Nine Months  Nine Months
                     Ended        Ended         Ended        Ended
                  January 31,  January 31,   January 31,  January 31,
                     2007         2006          2007         2006
                 ------------- ------------ ------------- ------------

Net sales         $44,584,513  $34,061,657  $126,403,040  $90,267,615

Cost of products
 sold              40,281,945   30,381,859   113,385,773   79,027,187
                 ------------- ------------ ------------- ------------

Gross profit        4,302,568    3,679,798    13,017,267   11,240,428

Selling and
 administrative
 expenses           3,519,246    2,886,874     9,635,932    7,970,016
                 ------------- ------------ ------------- ------------

Operating income      783,322      792,924     3,381,335    3,270,412

Other expense
 (income) -net        657,813      354,961     1,671,070      777,811
                 ------------- ------------ ------------- ------------

Income from
 continuing
 operations
 before income
 tax and interest
 of affiliate         125,509      437,963     1,710,265    2,492,601

Income tax
 expense               48,937      150,628       667,013      791,575
                 ------------- ------------ ------------- ------------

Income from
 continuing
 operations
                       76,572      287,335     1,043,252    1,701,026

Gain on sale of
 Las Vegas
 operation                  -            -             -     (310,731)

(Loss) income
 from operations
 of discontinued
 Las Vegas
 location                   -      (15,014)            -      370,486

Income tax
 (benefit)
 expense                    -       (5,855)            -      (23,304)
                 ------------- ------------ ------------- ------------

(Loss) income on
 discontinued
 operation                  -       (9,159)            -      (36,451)
                 -------------------------- --------------------------

Net income            $76,572     $278,176    $1,043,252   $1,664,575
                 ============= ============ ============= ============


Net income per
 common share -
 assuming
 dilution               $0.02        $0.07         $0.27        $0.40
                 ============= ============ ============= ============


Weighted average
 number of common
 equivalent
 shares
 outstanding -
 assuming
 dilution           3,895,939    4,192,229     3,877,564    4,117,358
                 ============= ============ ============= ============


CONDENSED CONSOLIDATED BALANCE SHEETS

                  January 31,   April 30,
                     2007         2006
                 ------------- ------------

Current assets    $65,015,253  $55,362,530

Machinery and
 equipment-net     31,404,199   30,544,307

Intangible assets   1,632,316    2,186,350
Goodwill            9,298,945    9,298,945
Other assets          945,196    1,548,240
                 ------------- ------------

Total assets     $108,295,909  $98,940,372
                 ============= ============

Liabilities and
 shareholders'
 equity

Current
 liabilities       23,109,635   21,029,469

Long-term
 obligations       36,196,325   30,016,092

Stockholders'
 equity            48,989,949   47,894,811
                 ------------- ------------

Total liabilities
 and
 stockholders'
 equity          $108,295,909  $98,940,372
                 ============= ============

    CONTACT: SigmaTron International, Inc.
             Linda K. Blake, 1-800-700-9095